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                                                                   Exhibit 10.18

                       SECOND AMENDMENT TO LOAN AGREEMENT

         This Second Amendment to Loan Agreement is made as of this 16th day of January, 1998 to the May 1, 1996 Loan Agreement by and between Implant Sciences Corporation (the "Borrower"), a Massachusetts corporation with its principal office at 107 Audubon Road, Wakefield, Massachusetts 01880-1246 and USTrust, a Massachusetts trust company with its principal office at 30 Court Street, Boston, Massachusetts 02108 (the "Bank") which Loan Agreement was amended by a First Amendment to Loan Agreement dated as of July 24, 1997 (as amended, the "Agreement"), in consideration of the mutual covenants contained herein and benefits to be derived herefrom. As used herein, all defined terms have the meanings attributed thereto in the Agreement unless otherwise noted.

         1.     The Agreement is hereby amended as follows:

                a. Article II, Section 2 of the Agreement is hereby deleted and replaced in its entirety with the following:

                "II.    1997 TERM LOAN

                2. In accordance with the terms and conditions of the Agreement and all other agreements, instruments or papers executed or delivered in connection therewith, the Borrower shall pay to the Bank, the sum of Ninety Four Thousand Four Hundred Forty Four Dollars and 40/100 ($94,444.40) (the "1997 Term Loan"), with interest, all as more particularly provided in the Borrower's Commercial Promissory Note (the "1997 Term Note") dated August 12, 1997 and substantially in the form of Exhibit B annexed hereto."

                b. Article II of the Agreement is hereby supplemented by adding the following at the end of Section 2:

                "II.A.  1998 EQUIPMENT LOAN

                2.a.    Subject to and in accordance with the terms of the
                Agreement, the Borrower may borrow, for the purpose of the purchase of equipment deemed acceptable to the Bank, up to Seven Hundred Fifty Thousand Dollars ($750,000-00) (the "1998 Equipment Loan"). So long as no event has occurred which is an Event of Default (as defined in the 1998 Equipment Note (as defined below)) or would become an Event of Default with the giving of notice and/or the passage of time and such occurrence were not cured within any applicable grace period, the Borrower may request advances for equipment purchases during the period commencing on the date hereof through October 16, 1998 (the "1998 Equipment Availability Period"). Such requests shall be accompanied by a copy of the purchase order, quote, invoice or other documentation satisfactory to the Bank relating to the subject equipment. The 1998 Equipment Loan shall be repaid as provided in the Borrower's


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                Commercial Promissory Note (the "1998 Equipment Note") in the
                form of Exhibit B-1 annexed hereto. Without limiting the foregoing, the Borrower shall pay interest only on a monthly basis on the 1998 Equipment Loan during the 1998 Equipment Availability Period at the interest rate set forth in the 1998 Equipment Note. The Borrower shall at the end of the 1998 Equipment Availability Period amortize the then outstanding balance under the 1998 Equipment Loan based on a sixty (60) month amortization schedule plus interest as provided in the 1998 Equipment Note. Amounts repaid under the 1998 Equipment Loan may not be reborrowed. The Bank, shall not be obligated to advance any funds under the 1998 Equipment Loan after the expiration of the 1998 Equipment Availability Period."

                c. Article III, Sections 4.a. and 4.b. of the Agreement are hereby deleted and replaced in their entirety with the following:

                "a.     The ratio of EBIT to Debt Service shall not at any
                time be less than 2.0 to 1.0. EBIT shall mean the Borrower's earnings before interest and taxes plus depreciation as determined in accordance with generally accepted accounting principles; and Debt Service shall mean all principal and interest payments on account of all outstanding and anticipated indebtedness owed or to be owed by the Borrower to the Bank, or to other third parties.

                b. The Borrower shall maintain a minimum Tangible Capital Base of not less than Seven Hundred Thousand Dollars ($700,000.00) as of June 30, 1997, which minimum Tangible Capital Base shall increase by One Hundred Thousand Dollars ($100,000.00) at each fiscal year end thereafter. As used herein, Tangible Capital Base shall mean the Borrower's net worth less intangible assets plus subordinated debt."

         2. The Agreement is hereby amended by deleting Exhibit B and substituting the annexed Exhibit B in lieu thereof.

         3. The Agreement is hereby amended by adding the annexed Exhibit B-1 at the end of Exhibit B to the Agreement.

         4. Except as specifically amended herein, all terms and conditions of the Agreement shall remain in full force and effect as originally constituted.

        5. Each of the representations of the Borrower contained in the Agreement remain accurate and correct as of the date hereof, and are hereby restated and reaffirmed.

        6. The Borrower represents, warrants and agrees that the Borrower has no defenses, counterclaims, or offsets against the Bank in connection with the Agreement, the Revolving Credit Note, the 1997 Term Note, the 1998 Equipment Note or any other documents executed in connection therewith, and to the extent that the Borrower may claim that any such offsets,

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defenses, or counterclaims exist, the Borrower hereby WAIVES and RELEASES the
Bank from the same.

        7. This Second Amendment to Loan Agreement shall take effect as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.


ATTEST:                             IMPLANT SCIENCES CORPORATION

   /s/ Illegible Signature          By: /s/ Anthony J. Armini
   -----------------------          -------------------------
                                        Anthony J. Armini, President

ATTEST:                             USTRUST

  /s/ Illegible Signnature          By: /s/ Frank L. Davis, III
  ------------------------          ---------------------------
                                        Frank L. Davis, III, Vice President

                          COMMONWEALTH OF MASSACHUSETTS


         Middlesex , ss                                  1/14/98 , 1998
     ---------------                                    ----------

        Then personally appeared the above-named Anthony J. Armini and acknowledged the foregoing to be his free act and deed, before me,


                                               /s/ Diane J. Ryan
                                               --------------------------------
                                               Notary Public
                                               My commission expires: 9/29/2000

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